UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Collaboration and License Agreement with Incyte Corporation

On January 27, 2017, Calithera Biosciences, Inc. (“Calithera”) entered into a collaboration and license agreement (the “Collaboration Agreement”) with Incyte Corporation (“Incyte”).

Under the terms of the Collaboration Agreement, Calithera granted Incyte an exclusive, worldwide license to develop and commercialize small molecule arginase inhibitors, including CB-1158, which is currently in phase 1 clinical trials, for hematology and oncology indications. The parties will collaborate on and co-fund the development of the licensed products for hematology and oncology indications, with Incyte bearing 70% and Calithera bearing 30% of global development costs. Calithera will have the right to conduct certain clinical development under the collaboration, including combination studies of a licensed product with a proprietary compound of Calithera. The parties will share profits and losses in the U.S., with 60% to Incyte and 40% to Calithera, and Calithera will have the right to co-detail licensed products in the U.S, and Incyte will pay Calithera tiered royalties ranging from the low to mid-double digits on net sales of licensed products outside the U.S. Calithera may opt out of its co-funding obligation, in which case the U.S. profit sharing will no longer be in effect, and Incyte will pay Calithera tiered royalties ranging from the low to mid-double digits on net sales of licensed products both in the U.S. and outside the U.S., and additional royalties to reimburse Calithera for previously incurred development costs.

Calithera retains rights to certain arginase inhibitors that are not part of the collaboration for specific orphan indications outside of hematology and oncology, subject to Incyte’s rights to negotiate a license for any such programs under specified circumstances if Calithera elects to out-license them.

Incyte will pay Calithera an upfront license fee of $45 million and potential development, regulatory and sales milestone payments of over $430 million if the profit share is in effect, or $750 million if the profit share terminates.

The Collaboration Agreement will continue on a product-by-product and country-by-country basis for so long as Incyte is developing or commercializing products in the U.S. (if the parties are sharing profits in the U.S.) and until Incyte has no further royalty payment obligations, unless earlier terminated according to the terms of the Collaboration Agreement. The Collaboration Agreement may be terminated in its entirety or on a product-by-product and/or a country-by-country basis by Incyte for convenience. The Collaboration Agreement may also be terminated by Incyte for Calithera’s uncured material breach, by Calithera for certain uncured material breaches of Incyte and by either party for bankruptcy or patent challenge. If the Collaboration Agreement is terminated with respect to one or more products or countries, all rights in the terminated products and countries revert to Calithera.

The foregoing description of the terms of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Calithera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. Calithera intends to request confidential treatment for certain terms of the Collaboration Agreement, which will be filed separately with the Securities and Exchange Commission.

Stock Purchase Agreement with Incyte Corporation

In addition, on January 27, 2017, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Incyte for the purchase of 1,720,430 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $4.65 per share, resulting in gross proceeds of approximately $8.0 million. The Company expects to use the net proceeds from the sale of the Shares for working capital and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, hiring additional personnel and capital expenditures. The closing of the sale and issuance of the Shares occurred on January 30, 2017.

Under the Purchase Agreement, Incyte has certain rights to participate in future stock issuances. Incyte will have this participation right until the earlier of (i) January 27, 2019 or (ii) expiration of the Term (as defined in the Collaboration Agreement). Incyte has also agreed not to sell or otherwise transfer any of the Shares for a period ending 180 days after the closing date of the sale of the Shares, subject to customary exceptions.

The Shares were offered pursuant to a prospectus dated November 9, 2015 and a final prospectus supplement dated January 30, 2017 (the “Prospectus Supplement”) pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-207905). The legal opinion of Cooley LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is only a brief description of the Stock Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Stock Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

The Company discussed on its conference call held on January 30, 2017 that, based upon preliminary estimates and information currently available, the Company expects to report cash, cash equivalents and short-term investments as of December 31, 2016 of approximately $51.8 million. The Company has not yet completed its financial close procedures for the year ended December 31, 2016. This estimate of the Company’s cash, cash equivalents and short-term investments as of December 31, 2016 is preliminary, has not been audited and is subject to change upon completion of the Company’s financial close procedures. This estimate is not a comprehensive statement of the Company’s financial results for the year ended December 31, 2016, and the Company’s actual results may differ materially from this estimate as a result of the completion of the Company’s financial close procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for this period are finalized.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01	Regulation FD Disclosure.

On January 30, 2017, the Company and Incyte issued a press release relating to the Collaboration Agreement and Stock Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

10.1	Stock Purchase Agreement, dated January 27, 2017.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Press Release, dated January 30, 2017.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, all statements relating to the development, regulatory and sales milestone payments in connection with the Collaboration Agreement and how the anticipated net proceeds from the offering (the “Offering”) will be used as disclosed in Item 1.01 hereof. Item 2.02 of this Current Report also contains forward-looking statements, including, without limitation, statements relating to the Company’s cash position as of December 31, 2016. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of financial closing procedures and the audit of the Company’s financial statements, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Regardless of the Offering, the Company will continue to need additional funding and may be unable to raise capital when needed, which would force the Company to delay, reduce or eliminate its product candidate development programs. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2016 contains under the heading, “Risk Factors”, a more comprehensive description of these and other risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.

Dated: January 30, 2017

	By:	/s/ Susan M. Molineaux, Ph.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

10.1	Stock Purchase Agreement, dated January 27, 2017.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Press Release, dated January 30, 2017.